Exhibit 10.1
Amendment to Summary of 2006 Compensatory Arrangements with Executive Officers
     The following information amends the Summary of 2006 Compensatory Arrangements with Executive Officers, as previously filed as an exhibit to the Current Report of Form 8-K filed with the Commission on February 17, 2006:

Name	Annual Salary
Gerald G. Colella
Chief Business Officer and Vice President	$325,000